EXHIBIT 99.1

SJW GROUP ANNOUNCES 2019 FIRST QUARTER FINANCIAL RESULTS

SAN JOSE, CA, April 24, 2019 – SJW Group (NYSE: SJW) today reported financial results for the first quarter ended March 31, 2019. SJW Group net income was $5.9 million for the quarter ended March 31, 2019, compared to $1.3 million for the same period in 2018. Diluted earnings per share were $0.21 and $0.06 for the quarters ended March 31, 2019 and 2018, respectively. Diluted earnings per share in 2019 includes $0.28 per share from recurring operations offset by $0.07 per share related to the company's activities around the proposed merger with Connecticut Water Service, Inc ("CTWS"). Diluted earnings per share in 2018 includes $0.19 per share from recurring operations offset by $0.13 per share related to the proposed merger.

Operating revenue was $77.7 million for the quarter ended March 31, 2019, compared to $75.0 million in 2018. The $2.6 million increase in revenue was primarily attributable to a $3.1 million increase in cumulative water rate changes, $2.6 million in the net recognition of certain balancing and memorandum accounts, $800,000 increase in new customers, partially offset by $3.9 million in customer usage.

Water production expenses for the quarter ended March 31, 2019 were $26.8 million, compared to $30.4 million in 2018, a decrease of $3.6 million. The decrease in water production expenses was primarily attributable to $4.2 million due to an increase in the use of available surface water supplies and $2.4 million in decreased customer usage, partially offset by $2.7 million in higher per unit costs for purchased water, groundwater extraction and energy charges. Operating expenses, excluding water production costs, increased $1.2 million to $38.5 million from $37.3 million. The increase was primarily due to $1.6 million in higher depreciation expenses due to assets placed in service in 2018 and $723,000 in general and administrative expenses, primarily related to increased pension cost, partially offset by $1.2 million in merger expenses related to our proposed CTWS transaction.

Other expense and income in 2019 included $1.8 million of interest income on money market fund earned on the invested proceeds from our equity offering in December 2018.

The effective consolidated income tax rates were approximately 26% and (82%) for the quarters ended March 31, 2019 and 2018, respectively. The negative effective tax rate for the quarter ended March 31, 2018 was primarily due to low income before income taxes generating a tax expense of $159,000, offset by recognition of excess tax benefits of $747,000 relating to share-based awards.

The Directors of SJW Group today declared a quarterly dividend on common stock of $0.30 per share. The dividend is payable on June 3, 2019, to shareholders of record on May 6, 2019.

CTWS Merger Update

On April 3, 2019, SJW Group and CTWS filed a new joint application with the Connecticut Public Utilities Regulatory Authority ("PURA") for approval of the merger of SJW Group and CTWS. The new application includes a comprehensive set of commitments and additional supporting evidence intended to be responsive to PURA's concerns identified in its December 3, 2018 proposed final decision denying the previously filed joint SJW Group and CTWS merger application. The PURA regulatory review period is approximately 120 days from the date of filing. In addition, the companies intend to file for merger approval with the Maine Public Utilities Commission in the second quarter of 2019.

SJW Group is a publicly traded holding company headquartered in San Jose, California. SJW Group is the parent company of San Jose Water Company, SJWTX, Inc., and SJW Land Company. Together, San Jose Water Company and SJWTX, Inc. provide water service to more than one million people in San Jose, California and nearby communities and in Canyon Lake, Texas and nearby communities. SJW Land Company owns and operates commercial real estate investments.

This press release may contain certain forward-looking statements including, but not limited to, statements relating to SJW Group’s plans, strategies, objectives, expectations and intentions, which are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of SJW Group to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the following factors: (1) the risk that the conditions to the closing of the proposed transaction between SJW Group and Connecticut Water (the "Merger") are not satisfied; (2) the risk that the regulatory approvals required for the Merger are not obtained at all, or if obtained, on the terms expected or on the anticipated schedule; (3) the risk that the California Public Utilities Commission's ("CPUC") investigation may cause delays in or otherwise adversely affect the Merger and that SJW Group may be required to consummate the Merger prior to the CPUC’s issuance of an order with respect to its investigation; (4) the effect of water, utility, environmental and other governmental policies and regulations; (5) litigation relating to the Merger; (6) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement between the parties to the Merger; (7) changes in demand for water and other products and services; (8) unanticipated weather conditions; (9) catastrophic events such as fires, earthquakes, explosions, floods, ice storms, tornadoes, terrorist acts, physical attacks, cyber-attacks, or other similar occurrences that could adversely affect the facilities, operations, financial condition, results of operations and reputation of SJW Group or CTWS; (10) risks that the Merger disrupts the current plans and operations of SJW Group or CTWS; (11) potential difficulties by SJW Group or CTWS in employee retention as a result of the Merger; (12) unexpected costs, charges or expenses resulting from the Merger; (13) risks related to diverting management’s attention from ongoing business operations of SJW Group or CTWS; and (14) legislative and economic developments.

Results for a quarter are not indicative of results for a full year due to seasonality and other factors. Other factors that may cause actual results, performance or achievements to materially differ are described in SJW Group’s most recent reports on Form 10-K, Form 10-Q and Form 8-K filed with the Securities and Exchange Commission. SJW Group undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

SJW Group
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)
(in thousands, except per share data)

	Three months ended March 31,
	2019	2018
REVENUE	$77,682	75,042
OPERATING EXPENSE:
Production Expenses:
Purchased water	13,662	15,416
Power	1,160	1,268
Groundwater extraction charges	6,863	9,532
Other production expenses	5,099	4,212
Total production expenses	26,784	30,428
Administrative and general	12,291	11,568
Maintenance	4,325	4,460
Property taxes and other non-income taxes	4,128	3,866
Depreciation and amortization	15,145	13,583
Merger related expenses	2,601	3,806
Total operating expense	65,274	67,711
OPERATING INCOME	12,408	7,331
OTHER (EXPENSE) INCOME:
Interest expense	(5,791)	(6,052)
Unrealized loss on California Water Service Group stock	—	(667)
Interest income on Money Market Fund	1,832	—
Pension non-service cost	(921)	(583)
Other, net	390	676
Income before income taxes	7,918	705
Provision for income taxes	2,045	(580)
NET INCOME	5,873	1,285
COMPREHENSIVE INCOME	$5,873	1,285

EARNINGS PER SHARE:
Basic	$0.21	0.06
Diluted	$0.21	0.06
DIVIDENDS PER SHARE	$0.30	0.28
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	28,423	20,561
Diluted	28,508	20,701

SJW Group
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)

	March 31, 2019	December 31, 2018
ASSETS
Utility plant:
Land	$18,296	18,296
Depreciable plant and equipment	1,848,768	1,833,051
Construction in progress	80,262	68,765
Intangible assets	15,799	15,799
Total utility plant	1,963,125	1,935,911
Less accumulated depreciation and amortization	620,288	607,090
Net utility plant	1,342,837	1,328,821

Real estate investments	56,336	56,336
Less accumulated depreciation and amortization	12,626	12,327
Net real estate investments	43,710	44,009
CURRENT ASSETS:
Cash and cash equivalents:
Cash	7,663	8,722
Money market fund	412,000	412,000
Accounts receivable and accrued unbilled utility revenue	42,238	50,219
Current regulatory assets, net	21,625	26,910
Other current assets	4,930	4,871
Total current assets	488,456	502,722
OTHER ASSETS:
Regulatory assets, net	79,185	76,715
Other	4,619	4,122
	83,804	80,837
	$1,958,807	1,956,389

SJW Group
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)

	March 31, 2019	December 31, 2018
CAPITALIZATION AND LIABILITIES
CAPITALIZATION:
Common stock	$28	28
Additional paid-in capital	496,921	495,366
Retained earnings	391,344	393,918
Total stockholders' equity	888,293	889,312
Long-term debt, less current portion	510,903	431,424
Total capitalization	1,399,196	1,320,736
CURRENT LIABILITIES:
Lines of credit	32,000	100,000
Accrued groundwater extraction charges, purchased water and power	6,971	13,694
Accounts payable	22,819	24,937
Accrued interest	7,380	7,132
Accrued payroll	3,652	7,181
Other current liabilities	13,866	11,041
Total current liabilities	86,688	163,985

DEFERRED INCOME TAXES	78,426	79,651
ADVANCES FOR CONSTRUCTION AND CONTRIBUTIONS IN AID OF
CONSTRUCTION	251,354	248,853
POSTRETIREMENT BENEFIT PLANS	72,213	70,490
REGULATORY LIABILITY	58,793	59,149
OTHER NONCURRENT LIABILITIES	12,137	13,525
	$1,958,807	1,956,389